EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces 2023 Work Program at Eureka Project: Exploration, Resource Development and Permitting Support

Coeur d’Alene, Idaho – March 22, 2023 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce its 2023 plans for exploration, engineering, and baseline environmental work at its 100%-controlled Eureka Project in Nevada (Figure 1). The program includes the first drilling of the carbonate replacement deposit (CRD) type gold-silver targets at New York Canyon and a return to several surface oxide gold targets at the Lookout Mountain Deposit. The Company also plans to test for extensions of the Carlin-type gold system at the Water Well Zone (WWZ).

The plan to drill several different areas in 2023 is a reflection of the different stages of discovery and development at the multiple targets across the 70 km2 project. Timberline geologists are very excited to conduct the first drilling on the newly acquired patented claims in New York Canyon, within the heart of the Eureka CRD district where i80 Gold and Paycore Minerals have been focusing (Figure 2). The opportunities at Lookout Mountain and the WWZ involve offsetting known mineralization, filling in gaps, and testing for downdip extensions.

An important aspect of this year’s work will be to update the operational and permitting plan with state and federal regulators. Timberline initiated metallurgical, engineering, and environmental work between 2012 and 2014. The 2023 plan includes several near-term tasks, longer lead time items, and baseline monitoring to build out the key project development databases, these include:

•	Review metallurgical data and initiate additional testing by rock type and particle size

•	Update waste rock and geochemical characterization studies

o	Revisit studies from 2012 – 2014 and augment as necessary

o	Drill core samples for additional environmental test work

•	Drilling for additional geotechnical studies to aid in pit design

•	Biological surveys (vegetation and wildlife) according to a prescribed seasonal schedule

•	Surface & groundwater study, including piezometers and monitoring wells

•	Completion of the cultural and archaeological survey

Patrick Highsmith, Timberline’s President and CEO commented, “This will be an exciting year at our Eureka Project as we combine high priority exploration targets with material work on the Lookout Mountain gold resource. The large Eureka CRD district is yielding high-grade silver at the Ruby Hill Mine and Fad Shaft projects, and we will kick off our 2023 drilling at New York Canyon where we have recently confirmed high-grade gold and silver at surface from what appears to be overlapping CRD and Carlin-type gold systems. Realizing that there are higher-grade gold targets in and around the Lookout – WWZ trend, we shall also be looking to fill in and grow the resource with drilling this year. We also intend to add value to that resource by completing key metallurgical, engineering, and environmental work that will be required for economic studies and permitting.”

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Figure 1 – Timberline’s Eureka Project Showing Major Targets and Patented Claims

First Drilling at the New York Canyon Target

Some of the historical patented claims at New York Canyon date back to the earliest days of the Eureka mining district when high grade silver CRD-type mineralization sparked a boom that led to one of America’s biggest silver districts. The recent drill success from i80 Gold, Paycore Minerals, and Timberline’s 2021-2022 drillholes northeast of the WWZ suggest that the full extent of that silver-rich system is not yet known. Timberline recently reported surface sampling from newly acquired claims in New York Canyon that included very high silver and gold values over a significant area (see Company news release dated February 2, 2023).

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Figure 2 - Detailed Target Map of New York Canyon

Timberline
N
Trt
Qal
Qal
Goodwin
Drillhole
Target Area
Ag: 299 g/t
Ohc
Ag: 750 g/t
Ag: 380 g/t
Ag: 251 g/t
Op
Au: 32 g/t
Ag: 256 g/t
Au: 15 g/t
Ag: 339 g/t
Au: 55 g/t
Ag: 555 g/t
Au: 22.5 g/t
Ag: 286 g/t
New York
Canyon
Claim Block
Oe
Knc
Pcr
Au: 12.8 g/t
Fault-concealed
Fault
Timberline Property Block
Timberline Patented Claims
Roads
US Hwy 50
0
500m
Rock Sample Silver (g/t)
<1 g/t
1 to 10
10 to 50
50 to 100
100 to 250
>= 250
Rock Units
Qal - Alluvium
Trt - Tertiary Rhyolite
Trs - Tertiary Rhyodacite
Pcr - Carbon Ridge Fm
Knc - Newark Canyon Fm
Ohc - Hanson Creek Fm
Oe - Eureka Quartzite
Op - Pogonip Group

The 2023 drill season will begin at New York Canyon. As highlighted in Figure 2, the initial drill target lies on the patented claims that are cut by a high-quality gravel road that intersects US Highway 50 approximately 1 kilometer to the north. The high gold and silver samples occur in the Hanson Creek formation at surface, but Timberline geologists believe that the high grades are controlled by northwest-striking faults as shown on the map. There is also a deeper target where favorable rocks from the Pogonip group are projected to dip beneath the high-grade surface showing and should also be cut by the faults.

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The geochemistry of the New York Canyon mineralization differs from the recently drilled WWZ because it contains evidence of both silver-dominant CRD’s and Carlin-type gold. In addition to the lead, zinc, and copper, the high-grade samples reported here are commonly high in arsenic, antimony, thallium, mercury, barium, and sometimes bismuth and molybdenum. Such complex geochemistry may represent overprinting mineral systems, wherein the earlier CRD mineralization enriched the rocks in silver, base metals, arsenic, antimony, bismuth, and molybdenum, and the later Carlin-type gold bearing fluids used the same structures to infuse more arsenic, antimony, thallium, barium, and mercury.

Timberline plans to drill several reverse circulation (RC) holes across the controlling structures and beneath outcropping veins and alteration. Since this is the first drilling into this target, the program will also include one or two core holes in order to better understand the geological controls on the high-grade. The easy road access and patented claim holdings will facilitate a rapid start to the 2023 drill season at New York Canyon.

New Exploration Targets along the Lookout Trend

The Lookout Mountain gold resource comes to surface and includes significant oxide mineralization. After its acquisition of Staccato Gold in 2010, Timberline advanced the resource with initial metallurgical, environmental and geochemical test work, as well as preliminary geotechnical and mine design studies before publishing its NI 43-101 technical report in 2013. The Company intends to move forward with additional test work, engineering, and environmental studies during 2023 before updating the mineral resource late in the year. The resource is summarized in Table 1, and the complete NI-43 101 Updated Technical Report on the Lookout Mountain Project by Mine Development Associates, Effective March 1, 2013, can be found on SEDAR, where it was filed on April 12, 2013.

Table 1 – Summary of Lookout Mountain Gold Resource

Resource Category	Tonnage (million short tons)	Grade (oz/ton)	Grade (grams/tonne)	Contained Au (troy oz)
Measured	3.04	0.035	1.2	106,000
Indicated	25.90	0.016	0.6	402,000
Inferred	11.71	0.012	0.41	141,000

During late 2020, Timberline drilled several holes within the resource that confirmed and upgraded a thick zone of oxide mineralization in the northern portion of the Lookout Mountain resource area (See Company news releases dated December 1, 2020 and January 7, 2021). The highlights of that drilling included BHSE-176, which yielded 15.24m averaging 10.09 g/t gold, beginning at 21.34m downhole depth, including 9.14m of 16.31 g/t gold, and BHSE-186, which intercepted 6.10m of 5.21 g/t gold from 4.57m depth. Of particular interest was a high-grade zone of oxide mineralization beneath the historical open pit that was in need of more drilling to better define its shape.

The Lookout Trend is defined for more than six kilometers in a roughly north-south direction (Figure 3). The discovery history in the area has shown that when higher grades of gold cluster in drill holes, there are opportunities to offset along structural or lithologic targets and identify significant new mineralization. This model led to the discovery of the WWZ, and during 2023, Timberline will

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Figure 3 – Lookout Mountain Resource Area and 2023 Drill Targets

address several new target areas, including the historical Lookout Mountain Pit, South Lookout, Rocky Canyon, and the North Gap.

Several historical drill holes in the South Lookout target area offer encouragement that the zone of thicker +1 g/t oxide mineralization may be more extensive than previously thought (See Figure 3). An example from historical drilling was drill hole BHSE-096, which intercepted 61m of 1.54 g/t gold hosted primarily in oxidized Hamburg formation. This drill hole dated to approximately 2011, and it was included in the resource calculation, however, the drill spacing is very wide in this area. This type of thicker higher grade oxide mineralization may have a positive impact on the resource once better tested and defined.

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There is very little drilling north of the Lookout Resource, perhaps because of major faulting in the area that presents different rocks at the surface. However, there is considerable alteration at surface, and the younger rocks in the area are known to be important hosts at the Ruby Hill Mine to the north. There are several high-grade intercepts in the Rocky Canyon area that warrant returning to this corridor with inexpensive RC drilling to test Timberline’s improved geologic model.

Timberline’s 2021 and 2022 drilling to the east of the resource intercepted numerous significant intercepts of higher-grade gold down dip in the Water Well Zone (see Company news releases dated October 27, 2021, February 24, 2022, and March 9, 2022). The geologic model for the Lookout mineral system now clearly illustrates the presence of major faulting that both localizes higher grades of gold and offsets the rocks down to the east. The deeper high-grade sulfide Carlin-type mineralization in the WWZ remains open to the east and south. Later in the year, the Timberline team expects to return to that target to test an area called Water Well East, which is associated with important faults in the area and a strong IP chargeability anomaly.

All of these new targets combined with the significant historical resource development work at Lookout Mountain necessitate moving forward with additional metallurgical, engineering, environmental, and permitting work.

Advancing the Resource with Metallurgy, Engineering, and Environmental Work

Timberline expects to update its mineral resource at the Eureka Project late in the year. Earlier work on the metallurgy, design, and waste rock management of the Lookout Mountain resource has laid a good foundation to advance the project towards economic studies, but the Company will be filling in gaps and adding to those databases commencing in Q2 of this year. Timberline has been working with its lead permitting consultant, Westland Resources of Reno, Nevada, for a number of years. The team will update its permitting operating plan with state and federal regulators.

Some of the drilling in 2023 will serve the dual purpose of providing material for gold leach testing and increasing the density of drilling within the resource. The metallurgical program will include consulting with metallurgical testing labs in Nevada to design additional test work aiming to optimize the gold recovery from a potential future mine. Earlier reports noted improved gold recoveries after finer crushing or with crushing alternatives, such as high-pressure grinding rolls, and the Timberline team will continue this test work, which is likely to include more column leach tests.

A restart of surface mining at Eureka would require a rigorous plan for management of waste rock. This is accomplished with targeted geochemical analyses, acid/base accounting, and longer-term humidity cell tests. Some of this testing was conducted in the period between 2012 and 2014, but there will be additional testing and analysis of the historical data.

In order to secure the data needed for key permits, Timberline will also commence a number of biological surveys during the year, including vegetation and wildlife. Large areas of the project have been subjected to archeaological and cultural surveys as part of its current Plan of Operations with the Bureau of Land Management. Some areas in the western part of the project may see additional cultural survey work because of their potential use in hosting mine facilities in the future.

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The path to permits also includes extensive study of ground and surface water resources in the project area. While any early stages of mining are likely to operate above the water table, Timberline will install a network of piezometers to confirm water table conditions. The project will also require several additional monitoring wells during the upcoming field season. Consultants have already recommended sites for surface water monitoring and baseline sampling.

Steven Osterberg, Ph.D., P.G., Timberline’s Vice President Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. Dr. Osterberg is not independent of the Company as he is an officer.

About Timberline Resources

Timberline Resources Corporation is focused on delivering high-grade Carlin-type gold discoveries at its district-scale Eureka Project in Nevada. The Eureka Property includes the historical Lookout Mountain and Windfall mines in a total property position of approximately 27 square miles (70 square kilometers).

The Company is also operator of the Paiute Joint Venture Project with Nevada Gold Mines in the Battle Mountain District. These properties lie on the prolific Battle Mountain-Eureka gold trend. Timberline also controls the Seven Troughs Project in northern Nevada, which is one of the state's highest-grade former gold producers. Timberline controls over 43 square miles (111 square kilometers) of mineral rights in Nevada. Detailed maps and mineral resources estimates for the Eureka Project and NI 43-101 technical reports for its projects may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

On behalf of the Board of Directors,

“Patrick Highsmith”

President and CEO

Tel: 208-664-4859

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Forward-looking Statements:

Statements contained herein that are not based on current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to: statements regarding the Eureka Project resources, exploration targets, and discovery potential, as well as statements regarding future extraction operations. When used herein, the words “anticipate”, “believe”, “estimate”, “upcoming”, “plan”, “target”, “intend”, “growth", and “expect” and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to exploration projects, risks related to mining activities, risks related to potential future transactions, risks related to the Company continuing as a going concern, risks related to the ability to finance any payments due, risks related to project development decisions, risks related to mineral resource estimates and other such factors, including risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

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